As filed with the Securities and Exchange Commission on December 24, 1998.
                                              Registration No. 333-_____________
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          ---------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                          CHECK TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)
                MINNESOTA                               41-1392000
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)
                             12500 WHITEWATER DRIVE
                          MINNETONKA, MINNESOTA 55343
             (Address of Principal Executive Offices and zip code)

                          ---------------------------

                   CHECK TECHNOLOGY CORPORATION 1997 STOCK PLAN
                            (Full title of the Plan)

                          ---------------------------

                                                    Copy to:
          Jay A. Herman, President                  Richard D. McNeil
          Check Technology Corporation              Kristin L. Johnson
          12500 Whitewater Drive                    Lindquist & Vennum P.L.L.P.
          Minnetonka, Minnesota 55343               4200 IDS Center
          (612) 939-9000                            Minneapolis, MN  55402
          (Name, address and telephone              (612) 371-3211
          number, including area code,
          of agent for service)

                          ---------------------------

                        CALCULATION OF REGISTRATION FEE


Title of Securities to be         Amount to be   Proposed   Proposed       Amount of
Registered                        Registered     Maximum    Maximum        Registration
                                                 Offering   Aggregate      Fee
                                                 Price      Offering
                                                 Per        Price
                                                 Share
----------------------------------------------------------------------------------------
Common Stock, $.10 par value      750,000        $2.60(1)   $1,950,000(1)  $543
to be issued pursuant to the
Check Technology Corporation
1997 Stock Plan
----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on December 21, 1998.

                                     PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1998.

     (b) The Definitive Proxy Statement dated January 31, 1998 for the Annual Meeting of Shareholders held on March 19, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The description of the Company's Common Stock as set forth under the caption "Description of Securities" in the Company's Registration Statement on Form S-1 (File No. 2-97193) is hereby incorporated by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI of the Company's Articles of Incorporation provides that a director of the Company is not liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (iii) under sections 302A.559 and 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; (v) for any act or omission occurring prior to the date such indemnification became effective. The Company's

Bylaws provide that officers and directors shall be indemnified by the Company to the fullest extent permitted by the Minnesota Business Corporation Act, as amended.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes,
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.  (Filed electronically herewith)

     Exhibit
     -------
     4.1  Check Technology Corporation 1997 Stock Plan, as amended
     5.1  Opinion of Lindquist & Vennum P.L.L.P
     23.1 Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
     23.2 Consent of Ernst & Young LLP
     24.1 Power of Attorney (included on signature page)

ITEM 9. UNDERTAKINGS.

(a)  The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 23, 1998.

                                       CHECK TECHNOLOGY CORPORATION


                                       By  \s\ Jay A. Herman
                                          ------------------------------------
                                            Jay A. Herman, President and
                                            Chief Executive Officer

                                  POWER OF ATTORNEY

     The undersigned officers and directors of Check Technology Corporation hereby constitute and appoint Robert Reznick and Jay A. Herman, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 23, 1998.

SIGNATURE

   \s\ Jay A. Herman
------------------------------
Jay A. Herman, President,
Chief Executive Officer
(Principal Executive Officer) and Director

   \s\ Paul Stephenson
------------------------------
Paul Stephenson, Vice President -
Finance and Administration (Principal
Financial Officer)

   \s\ Robert Reznick
------------------------------
Robert Reznick, Chairman

   \s\ Thomas H. Garrett III
------------------------------
Thomas H. Garrett III, Director

   \s\ Gary R. Holland
------------------------------
Gary R. Holland, Director

   \s\ Oscar Victor
------------------------------
Oscar Victor, Director